Exhibit 99.1

Harrow Closes Acquisition of TYRVAYA®

First and Only FDA-Approved Nasal Spray for Dry Eye Disease Adds a Differentiated, Drop-Free Treatment Option to Harrow’s Growing Ocular Surface Franchise

NASHVILLE, Tenn., October 5, 2026 — Harrow (Nasdaq: HROW), a leading provider of ophthalmic disease management solutions in North America, today announced that it has closed its previously announced acquisition of TYRVAYA® (varenicline solution) nasal spray 0.03 mg from Viatris Inc., a global healthcare company. At closing, Harrow acquired worldwide rights to TYRVAYA, except for Japan. Viatris retained the rights to commercialize TYRVAYA in Japan and agreed to pay Harrow royalties on any future net sales there. Consistent with the terms announced in August, Harrow paid $30 million in cash at closing and may pay up to $70 million in contingent milestone payments tied to TYRVAYA’s net sales, for potential total consideration of up to $100 million. The closing payment was funded with cash on hand.

TYRVAYA is a cholinergic agonist indicated for the treatment of the signs and symptoms of dry eye disease (DED) and is the first and only FDA-approved nasal spray for DED. Unlike topical ophthalmic therapies, TYRVAYA is administered through the nose and is thought to activate the trigeminal parasympathetic pathway to stimulate basal tear production. TYRVAYA is approved in the U.S., China, and Taiwan, with marketing applications pending in additional markets.

The addition of TYRVAYA meaningfully expands Harrow’s position in the large and growing U.S. dry eye market and complements VEVYE®, Harrow’s flagship prescription therapy for DED. With two highly differentiated branded prescription products, Harrow believes it can give eyecare professionals greater flexibility to individualize treatment based on their patients' needs and preferences.

“Today marks an important step forward for Harrow and for the physicians and patients we serve,” said Mark L. Baum, Chief Executive Officer of Harrow. “Dry eye disease is complex and multifactorial, and there is no single treatment approach that works for every patient. VEVYE and TYRVAYA approach dry eye differently and give eyecare professionals two distinct tools from one organization committed to serving this market. VEVYE remains the cornerstone of our dry eye franchise, while TYRVAYA gives us an established, complementary prescription brand with a unique route of administration and an existing base of physicians who know and use the product.”

Baum added, “We see a significant commercial opportunity ahead. TYRVAYA comes to Harrow with meaningful physician awareness, an established prescription base, and years of real-world clinical experience. By combining that foundation with Harrow’s expanding Ocular Surface commercial organization, market access capabilities, and focus on patient access and affordability, we believe we can introduce TYRVAYA to many more eyecare professionals and patients while also expanding awareness of VEVYE among existing TYRVAYA prescribers.”

Expanding Harrow’s Ocular Surface Commercial Platform

TYRVAYA will be available to eyecare professionals through Harrow's commercial organization immediately after closing. As part of the acquisition, Harrow expects approximately 40 experienced personnel from Viatris, with established knowledge of TYRVAYA and the dry eye market, to join and augment Harrow’s existing Ocular Surface commercial team. Harrow expects to onboard these new colleagues during the fourth quarter of 2026. Harrow’s expanded Ocular Surface team will support both VEVYE and TYRVAYA as the integration progresses.

Harrow Closes Acquisition of TYRVAYA®

October 5, 2026

Harrow believes the combination of two differentiated dry eye brands and a larger, experienced field organization create several attractive commercial opportunities:

•Expanded prescriber reach: The approximately 40 personnel expected to join Harrow will materially increase the size of Harrow’s Ocular Surface team, expanding its reach and frequency of engagement with ophthalmologists and optometrists who manage dry eye disease.
•Broader portfolio engagement: TYRVAYA brings an established prescriber base and meaningful familiarity among eyecare professionals. Bringing VEVYE and TYRVAYA together creates opportunities to deepen engagement across both brands and expand utilization across Harrow’s dry eye portfolio.
•Commercial efficiency: Both VEVYE and TYRVAYA utilize PhilRx as their primary specialty pharmacy and will be supported by a single Ocular Surface commercial organization, allowing Harrow to leverage shared commercial, market access, patient-support, and operational infrastructure across both brands.

Harrow expects TYRVAYA to contribute more than $30 million in revenue in 2027. With commercial integration beginning in the fourth quarter of 2026, Harrow believes TYRVAYA’s established prescription base, physician awareness, and experienced commercial team, combined with Harrow’s dedicated Ocular Surface infrastructure, provide a strong foundation for growth in 2027 and beyond.

“TYRVAYA is a product I have used extensively in my dry eye practice, and its nasal route of administration makes it a truly differentiated treatment option,” said Laura Periman, MD, a board-certified ophthalmologist at Periman Eye Institute. “For patients who struggle with eye drops or contact lens wearers who want an option that does not require removing their lenses, TYRVAYA can fit very well into their treatment routine. I have seen firsthand the value of stimulating a patient’s own tear production, and I am pleased to see TYRVAYA become part of Harrow, a company deeply committed to eyecare and patient access.”

“VEVYE has become an important option in my dry eye practice because of the clinical benefits it can provide, and TYRVAYA is another therapy I know well and have prescribed for years,” said Paul Karpecki, OD, Director of Cornea and External Disease at Kentucky Eye Institute. “The two products approach dry eye very differently: VEVYE is applied directly to the ocular surface, while TYRVAYA is administered nasally and stimulates natural tear production through a distinct mechanism. Having therapies with different mechanisms and routes of administration gives me greater flexibility to individualize treatment based on each patient’s needs. I’m pleased to see both products together at Harrow, giving physicians more options for patients with this chronic disease.”

Eyecare professionals can send TYRVAYA prescriptions using their electronic medical record (EMR) software directly to Harrow’s dedicated pharmacy partner, PhilRx. Prescriptions can also be sent to any retail pharmacy. TYRVAYA is fully stocked in the wholesale distribution channel, including McKesson, Cardinal, and Cencora, and can be shipped to any retail pharmacy, generally within 24 hours of order placement.

Interested patients should ask their trusted eyecare professional whether TYRVAYA and VEYVE are right for them.

Harrow Closes Acquisition of TYRVAYA®

October 5, 2026

VEVYE® (cyclosporine ophthalmic solution) 0.1%

INDICATIONS AND USAGE
VEVYE® (cyclosporine ophthalmic solution) 0.1% is indicated for the treatment of the signs and symptoms of dry eye disease.

Important Safety Information
WARNINGS AND PRECAUTIONS
Potential for Eye Injury and Contamination: To avoid the potential for eye injury and/or contamination, patients should not touch the bottle tip to the eye or other surfaces.

Use with Contact Lenses: VEVYE® should not be administered while wearing contact lenses. If contact lenses are worn, they should be removed prior to administration of the solution. Lenses may be reinserted 15 minutes following the administration of VEVYE®.

ADVERSE REACTIONS
In clinical trials with 738 subjects receiving at least 1 dose of VEVYE®, the most common adverse reactions were instillation site reactions (8%) and temporary decreases in visual acuity (3%).

Please see full Prescribing Information (vevye.com/files/VEVYE-Prescribing-Information.pdf) for VEVYE.

TYRVAYA® (varenicline solution) nasal spray 0.03 mg

INDICATIONS AND USAGE
TYRVAYA (varenicline solution) nasal spray is a cholinergic agonist indicated for the treatment of the signs and symptoms of dry eye disease.

Important Safety Information
ADVERSE REACTIONS
The most common adverse reaction reported in 82% of patients was sneezing. Events that were reported in 5–16% of patients were cough, throat irritation, and instillation-site (nose) irritation.

Please see full Prescribing Information (www.tyrvaya-pro.com/files/prescribing-information.pdf) for TYRVAYA.

You are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

About Harrow

Harrow, Inc. (Nasdaq: HROW) is a leading provider of ophthalmic disease management solutions in North America, offering a comprehensive portfolio of products that address conditions affecting both the front and back of the eye, such as dry eye disease, wet (or neovascular) age-related macular degeneration, cataracts, refractive errors, glaucoma and a range of other ocular surface conditions and diseases of the retina. Harrow was founded with a commitment to deliver safe, effective, accessible, and affordable medications that enhance patient compliance and improve clinical outcomes. For more information about Harrow, please visit harrow.com and connect with us on LinkedIn (www.linkedin.com/company/harrow-health-inc/).

Harrow Closes Acquisition of TYRVAYA®

October 5, 2026

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include, among others, risks related to: liquidity or results of operations; our ability to successfully implement our business plan, develop and commercialize our products, product candidates and proprietary formulations in a timely manner or at all, identify and acquire additional products, manage our pharmacy operations, service our debt, obtain financing necessary to operate our business, recruit and retain qualified personnel, manage any growth we may experience and successfully realize the benefits of this acquisition and any other acquisitions and collaborative arrangements we may pursue; competition from pharmaceutical companies, outsourcing facilities and pharmacies; general economic and business conditions, including inflation and supply chain challenges; regulatory and legal risks and uncertainties related to our pharmacy operations and the pharmacy and pharmaceutical business in general, including the ongoing communications with the U.S. Food and Drug Administration relating to compliance and quality plans at our outsourcing facility in New Jersey; physician interest in and market acceptance of our current and any future formulations and compounding pharmacies generally. These and additional risks and uncertainties are more fully described in Harrow’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Such documents may be read free of charge on the SEC’s web site at sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Investor & Media Contact:
Mike Biega
Vice President of Investor Relations and Communications
mbiega@harrowinc.com
617-913-8890

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